UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2007

Carrols Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33174	16-1287774
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York		13203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 9, 2007, Carrols Corporation, as borrower (“Carrols”), the wholly owned subsidiary of Carrols Restaurant Group, Inc. (the “Company”) entered into a Loan Agreement dated as of March 9, 2007 (the “New Loan Agreement”) among Bank of America, N.A., as syndication agent, Raymond James Bank, FSB, Wells Fargo Bank National Association and Manufacturers and Traders Trust Company, each as a documentation agent and Wachovia Bank, National Association, a national banking association, as administrative agent for the lenders (in such capacity, together with its successors in such capacity, the “Agent”) and each of the lenders who are or may from time to time become a party thereto (individually, a “Lender” and, collectively with the Agent, the “Lenders”) as further described in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” which is incorporated by reference in this Item 1.01.

ITEM 1.02.	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On March 9, 2007, Carrols repaid all outstanding borrowings and other obligations under its existing senior credit facility which was governed by the Loan Agreement dated as of December 15, 2004, as amended (the “Old Loan Agreement”), by and among Carrols, each of the lenders party thereto (the “Prior Lenders”), Bank of America, N.A., as syndication agent, Wachovia Bank, National Association, Manufacturers and Traders Trust Company, Suntrust Bank, each as a documentation agent, and JPMorgan Chase Bank, N.A., as agent for the Prior Lenders. Carrols repaid all outstanding obligations under the Old Loan Agreement with borrowings under the New Loan Agreement and terminated the Old Loan Agreement and all instruments and documents related thereto, including without limitation, the termination of all security interests, liens and encumbrances on the assets of Carrols Restaurant Group, the Company and its subsidiaries in connection with the Old Loan Agreement.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On March 9, 2007, Carrols entered into the New Loan Agreement. The New Loan Agreement provides for a senior credit facility (the “New Senior Credit Facility”) comprised of a $65.0 million revolving credit facility (including a sublimit of up to $25.0 million for letters of credit and up to $5.0 million for swingline loans) and $120 million principal amount of term loan A borrowings. The revolving credit facility expires on March 9, 2012. The term loan A borrowings mature on March 9, 2013; provided, that, if Carrols’ 9% Senior Subordinated Notes due 2013 have not been refinanced on or prior to June 30, 2012 on terms and conditions satisfactory to Agent, the term loan A borrowings will mature on September 30, 2012. The outstanding principal amount of the term loan A borrowings will be repayable as follows: (i) an aggregate of $6 million payable in four equal quarterly installments beginning June 30, 2008, (ii) an aggregate of $24 million payable in eight equal quarterly installments beginning June 30, 2009, (iii) an aggregate of $18 million payable in four equal quarterly installments beginning June 30, 2011, and (iv) an aggregate of $72 million payable in four equal quarterly installments beginning June 30, 2012 with the final quarterly payment payable on March 9, 2013. At the closing, Carrols used the proceeds of the $120 million principal amount of term loan A borrowings and an additional $4.3 million of revolver borrowings (excluding $15.0 million reserved for outstanding letters of credit) to repay all outstanding obligations under the Old Loan Agreement and to pay certain fees and expenses incurred in connection with the New Loan Agreement.

Borrowings under the revolving credit facility and term loan A borrowings will bear interest at a rate per annum, at Carrols’ option, of (i) the sum of (a) the higher of (1) the rate of interest determined by the Agent as its prime rate and (2) the federal funds effective rate from time to time plus 0.5%, plus (b) a margin of 0% to 0.25% based on Carrols’ Senior Leverage Ratio as defined in the New Loan Agreement (with an initial margin set at 0% until at least the end of the second quarter of fiscal 2007) or (ii) Adjusted LIBOR (as defined in the New Loan Agreement) plus a margin of 1.0% to 1.5% based on Carrols’ Senior Leverage Ratio (with an initial margin set at 1.25% until at least the end of the second quarter of fiscal 2007).

Carrols’ obligations under the New Senior Credit Facility are guaranteed by the Company pursuant to a Parent Guaranty Agreement dated as of March 9, 2007 (the “Parent Guaranty Agreement”) executed by the Company in favor of the Agent, for the ratable benefit of itself and the other Secured Parties (as defined the Parent Guaranty Agreement), and all of Carrols’ material subsidiaries pursuant to a Subsidiary Guaranty Agreement dated as of March 9, 2007 (the “Subsidiary Guaranty Agreement”) executed by each of the Subsidiary Guarantors (as defined in the Subsidiary Guaranty Agreement) in favor of the Agent, for the ratable benefit of itself and the other Secured Parties (as defined in the Subsidiary Guaranty Agreement). Carrols’ obligations under the New Loan Agreement and the obligations of the Subsidiary Guarantors will be secured by a pledge of all of the outstanding capital stock of the Subsidiary Guarantors and a pledge by the Company of all of the outstanding capital stock of Carrols pursuant to a Pledge Agreement dated as of March 9, 2007 (the “Pledge Agreement”) among the Company, Carrols and the Subsidiary Pledgors (as defined therein) in favor of the Agent, for the ratable benefit of the itself and the other Secured Parties (as defined in the Pledge Agreement).

Under the New Loan Agreement, Carrols will be required to make mandatory prepayments of principal on term loan A borrowings (i) annually in an amount equal to 50% of Excess Cash Flow (as defined in the New Loan Agreement) less any optional prepayments made by Carrols on the term loan A borrowings during the prior fiscal year and (ii) in the event of certain dispositions of assets (all subject to certain exceptions) and insurance proceeds, in an amount equal to 100% of the net proceeds received by Carrols therefrom; provided, that, in the event of any of disposition of assets resulting from a Specified Assets Sale (as defined in the New Loan Agreement), Carrols must prepay term loan A borrowings in an amount equal to 50% of the net proceeds received by Carrols therefrom, provided, further, that, if Carrols does not use any of the remaining 50% of the net proceeds received by the Company pursuant to a Specified Asset Sale to effect a Permitted Repurchase (as defined in the New Loan Agreement) within 270 days of receipt of such net proceeds, Carrols must use such unused net proceeds to prepay outstanding term loan A borrowings.

The New Loan Agreement contains certain covenants, including, without limitation, those limiting Carrols and the its subsidiaries’ ability to incur indebtedness, incur liens, sell or acquire assets or businesses, change the nature of its business, engage in transactions with related parties, make certain investments or pay dividends. In addition, the New Loan Agreement requires Carrols to meet certain financial ratios, including fixed charge coverage, senior leverage, and total leverage ratios (all as defined under the New Loan Agreement).

Under the New Loan Agreement, the Lenders may terminate their obligation to advance and may declare the unpaid balance of borrowings, or any part thereof, immediately due and payable upon the occurrence and during the continuance of customary defaults which include, without limitation, payment default, covenant defaults, bankruptcy type defaults, defaults on other indebtedness, judgments or upon the occurrence of an ownership change (as specified therein). A copy of the New Loan Agreement, the Pledge Agreement, the Parent Guaranty Agreement and the Subsidiary Guaranty Agreement are attached to this Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively.

On March 12, 2007, the Company and Carrols issued a press release announcing the entry into the New Loan Agreement by Carrols and the repayment of all outstanding obligations under the Old Loan Agreement. The entire text of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Loan Agreement dated as of March 9, 2007.*

10.2	Pledge Agreement dated as of March 9, 2007.*

10.3	Parent Guaranty Agreement dated as of March 9, 2007.*

10.4	Subsidiary Guaranty Agreement dated as of March 9, 2007.*

99.1	Carrols Restaurant Group, Inc. and Carrols Corporation Press Release, dated March 12, 2007.*

*	filed herewith

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date: March 12, 2007	By:	/s/ Joseph A. Zirkman
	Name:	Joseph A. Zirkman
	Title:	Vice President, General Counsel and Secretary